EXHIBIT 5


                             TRACY & HOLLAND, L.L.P.
                  (A REGISTERED LIMITED LIABILITY PARTNERSHIP
                    THAT INCLUDES PROFESSIONAL CORPORATIONS)
                                ATTORNEYS AT LAW
                       306 WEST SEVENTH STREET, SUITE 500
                          FORT WORTH, TEXAS 76102-4982

J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.
MARGARET E. HOLLAND, P.C.                                     FAX (817) 332-3140
GEORGE T. JOHNS, P.C.                                   TELEPHONE (817) 335-1050
LEWIS D. SCHWARTZ, P.C.                                     METRO (817) 429-9463



                                January 23, 1997



Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054

     Re:  Registration  Statement on Form S-8, Surety Capital
          Corporation Stock Option Plan for Directors

Gentlemen:

     Pursuant to your request, we have examined a copy of the Stock Option Plan for Directors (the "Plan") of Surety Capital Corporation (the "Company"), which was approved by the Board of Directors in July 1996. We have also examined the Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, and corporate proceedings of the Company as reflected in minutes of meetings of the stockholders and the Board of Directors of the Company.

     Based upon our examination of the foregoing papers and documents, together with the examination of such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     Shares of the Common Stock of the Company purchasable upon the exercise of any option granted under the Plan will, upon issuance by the Company in accordance with the terms of the respective agreements under which such options may be granted, be duly and validly issued, and will be fully paid and nonassessable, whether such shares shall theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares, provided that the purchase price under each such agreement shall be at least equal to the par value of the shares issued thereunder.

     We consent to the use of this opinion in connection with the Registration Statement on Form S-8 and the Prospectus constituting a part thereof filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as


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Surety Capital Corporation
January 23, 1997
Page 2

amended, of 100,000 shares of the Common Stock of the Company and an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provisions of the Plan.

                                              Very truly yours,

                                              TRACY & HOLLAND, L.L.P.

                                              By:  Margaret E. Holland, P.C.,
                                                   Partner



                                              By: /s/ Margaret E. Holland
                                                  -----------------------
                                                   Margaret E. Holland,
                                                   President